UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2006

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

Except for historical information contained in this current report and the exhibits hereto, the matters set forth in this current report and in the exhibits contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with the registrant’s ability to complete the transaction described in this current report, including the risk that the stockholders fail to approve such transaction or the increase in authorized shares of common stock of the registrant and the risk that the registrant fails to satisfy any or all of the closing conditions, as well as other risks described from time to time in the registrant’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K for the year ended December 31, 2004 and subsequent filings. The forward-looking statements are based on current information that is likely to change and speaks only as of the date hereof.

Item 1.01	Entry into a Material Definitive Agreement.

On March 27, 2006, the registrant entered into a Securities Purchase Agreement (the “Purchase Agreement”) with ComVest Investment Partners II LLC (“ComVest”), LB I Group Inc. (“LBIG”), and Pequot Private Equity Fund IV, L.P. (“Pequot” and collectively with ComVest and LBIG, the “Purchasers”) that provides for the sale of common stock and warrants to purchase common stock to the Purchasers for gross proceeds to the registrant of approximately $30 million. Pursuant to the terms of the Purchase Agreement and subject to the approval of the registrant’s stockholders, the registrant will issue to the Purchasers (i) an aggregate of 54,545,454 shares of the registrant’s common stock (the “Common Shares”) and (ii) warrants to purchase an aggregate of 32,727,272 shares of the registrant’s common stock at an exercise price of $0.70 per share (the “Warrants”). The Warrants will contain certain anti-dilution protections and other adjustment provisions, will be immediately exercisable when issued and will remain exercisable for seven years. The registrant has agreed to enter into a Registration Rights Agreement with the Purchasers, pursuant to which the registrant would be required to file with the SEC a registration statement for the resale of the Common Shares and the shares of common stock issuable upon exercise of the Warrants within 30 days following the closing of the issuance and sale of the Common Shares and the Warrants. The issuance and sale of the Common Shares and the Warrants and the other actions contemplated by the Purchase Agreement are collectively referred to in this current report as the “Transaction.” The Transaction is expected to close before May 31, 2006.

The Purchase Agreement contains certain customary closing conditions, as well as the requirement that Larry Lenig or another individual designated by ComVest, Patrick Enright or another individual designated by Pequot and a third individual mutually agreeable to ComVest and Pequot be elected to the Board of Directors of registrant (the “Board”) prior to the closing of the Transaction. Each of the three designees of the Purchasers will also be appointed to a different committee of the Board, so that there is one designee on each of the Board’s audit committee, compensation committee and nominating and corporate governance committee. The Purchase Agreement provides that, following the closing, each Purchaser holding 10% or more of the then outstanding common stock of the registrant shall have the right to nominate one director for election to the Board, subject to compliance with relevant Nasdaq rules and regulations and subject to the approval of such nominees by the nominating and corporate governance committee of the Board. Upon such nominations, the registrant would be obligated to use commercially reasonable efforts to place such nominees on the slate of directors presented to its stockholders at each meeting at which directors are elected.

To close the Transaction, the registrant must obtain the approval from its stockholders of both the Transaction and an increase in the authorized number of shares of common stock of the registrant from 75,000,000 shares to 185,000,000 shares. The registrant has also agreed to seek approval from its stockholders of a proposal to amend its certificate of incorporation and bylaws to remove the classification of its Board effective upon the closing of the Transaction (the “Declassification Proposal”). The registrant has agreed to use commercially reasonable efforts to call a meeting of its stockholders to be held within 60 days after the closing for the purpose of seeking stockholder approval of the following matters if the stockholders have not approved such matters prior to the closing of the Transaction: (1) the Declassification Proposal; (2) the amendment of the registrant’s bylaws to remove certain supermajority approval requirements, to permit stockholders holding a majority of the outstanding shares of common stock to call special meetings of stockholders and to permit stockholders to act by written consent; and (3) either the adoption of a new equity incentive plan or the amendment of the registrant’s existing equity incentive plan to increase the number of shares reserved for issuance thereunder. Following the closing of the Transaction and until the registrant’s bylaws have been amended, the registrant has agreed to use commercially reasonable efforts to call a special meeting of stockholders to be held within 60 days following the written request of at least two of the three directors nominated by the Purchasers to seek approval from its stockholders of the foregoing matters or any other matter that at least three directors request be submitted to the stockholders for approval.

The Purchase Agreement also provides that the registrant will have an obligation to pay the Purchasers a fee of $750,000, plus the reasonable expenses incurred by the Purchasers (up to $200,000), if the registrant fails to close the Transaction under specified circumstances described in the Purchase Agreement.

The Purchase Agreement also provides for the possibility that another entity previously identified by the registrant may elect to purchase up to $4,000,000 of Common Shares and Warrants under the Purchase Agreement. In the event that the registrant receives a written participation request from that entity by 5:00 p.m. Pacific Time on April 13, 2006, then the Purchase Agreement will be amended to add the entity as a party to the Purchase Agreement and the Registration Rights Agreement. If the entity elects to purchase more than $3,000,000 of Common Shares and Warrants, then the number of Common Shares and Warrants to be purchased by ComVest and LBIG shall be reduced so that the total number of Common Shares and shares issuable upon exercise of the Warrants sold under the Purchase Agreement do not exceed 60,000,000 and 36,000,000, respectively, and the aggregate purchase price for the Common Shares and Warrants does not exceed $33,000,000. If the registrant does not receive a timely written participation request from such entity, each Purchaser may elect to purchase additional Common Shares and Warrants equal to no more than 10% of its original allocation by notifying the registrant in writing by 5:00 p.m. Pacific Time on April 14, 2006.

The sale of the Common Shares, the Warrants and any shares of common stock issued upon the exercise of the Warrants (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Common Shares and the Warrants will be sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. The Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

The registrant intends to seek stockholder approval of the Transaction and the related matters at its annual meeting of stockholders. The registrant will mail a definitive proxy statement and proxy card to all stockholders of record as of the record date for the annual meeting.

Stockholders of the registrant are urged to read the registrant’s proxy statement for its annual meeting of stockholders that will include the proposals related to the Transaction when it becomes available because it will contain important information about the Transaction and the proposals. The proxy statement will be filed with the SEC by the registrant. The registrant and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of the registrant with respect to the Transaction and related proposals. Information regarding such officers and directors will be included in the Company’s proxy statement for its annual meeting of stockholders or in other current or periodic reports that will be filed with the SEC. Stockholders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. The proxy statement and the other documents filed with the SEC may also be obtained for free from the Company by contacting: Investor Relations, Sequenom, Inc., 3595 John Hopkins Court, San Diego, CA 92121, (858) 202-9000.

The foregoing is a summary of the terms of the Transaction and is qualified in its entirety by reference to the Purchase Agreement, the form of Registration Rights Agreement and the form of Warrant. The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the registrant. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in a confidential disclosure schedule delivered by the registrant to the Purchasers in connection with the execution of the Purchase Agreement. Investors should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances since they were made only as of the date of the Purchase Agreement and are modified in important part by the disclosure schedule. Information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the registrant’s public disclosures. The Purchase Agreement, the form of Registration Rights Agreement and the form of Warrant are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively. The press release announcing the Transaction is attached hereto as Exhibit 99.4. Exhibits 99.1, 99.2, 99.3 and 99.4 are incorporated herein by reference.

On March 27, 2006, the registrant also entered into an amendment of the Rights Agreement dated as of October 21, 2001 by and between the registrant and American Stock Transfer & Trust Company, which provides that the execution of the Purchase Agreement does not trigger any obligation to issue Right Certificates (as defined in the Rights Agreement) and that the Rights Agreement and all rights thereunder shall terminate immediately prior to the closing of the Transaction. The amendment of the Rights Agreement is attached hereto as Exhibit 99.5. Exhibit 99.5 is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is set forth in Item 1.01, which is incorporated herein by reference.

In October 2005, the registrant entered into a Placement Agent Agreement which obligates the registrant, upon the closing, to pay the placement agent cash compensation equal to 6.0% of the gross amount financed in the Transaction and issue to the placement agent a five-year non-callable warrant to purchase 2,600,000 shares of the registrant’s common stock, with an exercise price of $0.84 per share. The registrant shall include the shares issuable upon exercise of this warrant in the registration statement to be filed following the Closing pursuant to the Registration Rights Agreement.

Item 3.03	Material Modification to Rights of Security Holders.

On March 27, 2006, the registrant entered into an amendment of the Rights Agreement dated as of October 21, 2001 by and between the registrant and American Stock Transfer & Trust Company. The information required by this Item 3.03 is set forth in Item 1.01, which is incorporated herein by reference. The amendment of the Rights Agreement is attached hereto as Exhibit 99.5. Exhibit 99.5 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Securities Purchase Agreement, dated as of March 27, 2006, by and among Sequenom, Inc., ComVest Investment Partners II LLC, LB I Group Inc. and Pequot Private Equity Fund IV, L.P.

99.2	Form of Registration Rights Agreement to be entered into by and among Sequenom, Inc., ComVest Investment Partners II LLC, LB I Group Inc. and Pequot Private Equity Fund IV, L.P.

99.3	Form of Warrant.

99.4	Press release, dated March 28, 2006.

99.5	Amendment to Rights Agreement, dated March 27, 2006, by and between Sequenom, Inc. and American Stock Transfer & Trust Company.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 27, 2006	SEQUENOM, INC.

	By:	/s/ Harry Stylli
	Name:	Harry Stylli
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Securities Purchase Agreement, dated as of March 27, 2006, by and among Sequenom, Inc., ComVest Investment Partners II LLC, LB I Group Inc. and Pequot Private Equity Fund IV, L.P.

99.2	Form of Registration Rights Agreement to be entered into by and among Sequenom, Inc., ComVest Investment Partners II LLC, LB I Group Inc. and Pequot Private Equity Fund IV, L.P.

99.3	Form of Warrant.

99.4	Press release, dated March 28, 2006.

99.5	Amendment to Rights Agreement, dated March 27, 2006, by and between Sequenom, Inc. and American Stock Transfer & Trust Company.